                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and to the use of our report dated February 5, 1997 with respect to the financial statements of X-Cardia Corporation contained in the Registration Statement (Form S-4, No. 333-26503) and related Prospectus of Urohealth Systems, Inc. for the registration of $110,000,000 principal amount of its 12 1/2% Senior Subordinated Notes due 2004.

                                                  /s/ ERNST & YOUNG LLP

Palo Alto, California

September 9, 1997